Microsoft Word 10.0.6612;EXHIBIT 32
                                  CERTIFICATION

         By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of MFB Corp.

         Signed this 22nd day of December, 2006



/s/ Terry L Clark                                   /s/ Charles J. Viater
(Signature of Authorized Officer)              (Signature of Authorized Officer)

Terry L Clark                                         Charles J. Viater
(Typed Name)                                             (Typed Name)

Vice President and Controller                        Chief Executive Officer
(Title)                                                       (Title)



A signed original of this written statement required by Section 906 has been provided to MFB Corp. and will be retained by MFB Corp. and forwarded to the Securities and Exchange Commission or its staff upon request.